UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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DANDRIT BIOTECH USA, INC.
(Name of Registrant as Specified in its Charter)

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DANDRIT BIOTECH USA, INC.
P.O. B0x 189
Randolph, Vermont 05060

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF SOLE STOCKHOLDER

To the Stockholders of DanDrit Biotech USA, Inc.:

The enclosed information statement (the “Information Statement”) is provided on or about February 17, 2014 to the stockholders of record on February 6, 2014 (the “Record Date”) of DanDrit Biotech USA, Inc., a Delaware corporation (the “Company”), to advise them that, on the Record Date, the sole member of our Board of Directors (the “Director”) and our sole stockholder (the “Sole Stockholder”) approved the DanDrit Biotech USA, Inc. 2014 Stock Incentive Plan in the form attached to this Information Statement as Appendix I (the “Plan”), effective following the closing of the Share Exchange (as defined below), pursuant to an action by written consent, in accordance with the General Corporation Law of the State of Delaware and the Company’s bylaws.

Under the federal securities laws, although the Company’s Sole Stockholder approved the Plan by unanimous written consent, the proposal will not be effective until at least 20 calendar days after the Information Statement is sent or given to the stockholders of record of the Company as of the Record Date. It is expected that the Plan will become effective on March 9, 2014.

This Information Statement is provided to the Company’s stockholders of record on the Record Date only for informational purposes in connection with the Plan pursuant to and in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors of DanDrit Biotech USA, Inc.

By: /s/ Eric Leire
Eric Leire
Chief Executive Officer, President and Director February 17, 2014

DANDRIT BIOTECH USA, INC.
P.O. B0x 189
Randolph, Vermont 05060

INFORMATION STATEMENT
PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

This information statement (this “Information Statement”) is being furnished to the stockholders of DanDrit Biotech USA, Inc., a Delaware corporation (the “Company,” “we”, “our” or “us”), as of February 6, 2014 (the “ Record Date ”) in connection with the approval of the DanDrit Biotech USA, Inc. 2014 Equity Incentive Plan, in the form attached hereto as Appendix I (the “Plan ”).

Section 228 of the General Corporation Law of the State of Delaware (“DGCL”) provides that the written consent of the holders of outstanding shares of a corporation’s voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Our bylaws in effect on the Record Date provide that any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken by the written consent of the holders of the outstanding shares of our capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On February 6, 2014, the sole Director (the “Director”) of the Company and the stockholder owning 100% of the Company’s issued and outstanding common stock (the “Sole Stockholder”) approved the Plan, effective following the closing of the Share Exchange (as defined below), via written consent in accordance with Section 228 of the DGCL and the Company’s bylaws then in effect.

The Record Date for determining stockholders entitled to receive this Information Statement is February 6, 2014, the date that the Director and the Sole Stockholder approved the Plan by written consent. As of the close of business on the Record Date, we had 5,000,000 shares of our common stock issued and outstanding and entitled to vote on the matters acted upon in the action by written consent of our Director and the Sole Stockholder. Each share of our common stock outstanding as of the close of business on the Record Date was entitled to one vote.

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the proposals approved by written consent of our sole stockholder will become effective approximately 20 calendar days after we send or give this Information Statement to our stockholders of record as of the Record Date. It is expected that the Plan will become effective on March 9, 2014.

THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK ON FEBRUARY 6, 2014 IS FEBRUARY 18, 2014.

This Information Statement is provided to the Company’s stockholders of record on the Record Date only for informational purposes pursuant to and in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act ”), and Rule 14c and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF THE SHARE EXCHANGE AND CHANGE IN CONTROL

On February 12, 2014, DanDrit USA consummated the transactions contemplated by that certain Agreement and Plan of Share Exchange, dated February 12, 2014 (the "Share Exchange Agreement"), by and among DanDrit USA, Dandrit Biotech A/S (“DanDrit Denmark”) and N.E. Nielsen, as the representative of the owners (the “Dandrit Consenting Holders”) of approximately 97% of the issued and outstanding capital stock of DanDrit Denmark (the “Dandrit Shares”), pursuant to which the the DanDrit Consenting Holders agreed to exchange an aggregate of 3,879,624 equity interests of Dandrit Denmark for 5,814,945 shares of common stock of DanDrit USA (the “Share Exchange”) and as a result of which DanDrit USA would become the parent of DanDrit Denmark. Following the closing of the Share Exchange, in accordance with Section 70 of the Danish Companies Act and the Articles of Association of Dandrit Denmark, DanDrit USA will offer to any Dandrit Denmark shareholder that has not consented to the Share Exchange (the “Non-Consenting Shareholders”) and therefore has not exchanged such Dandrit Denmark shareholder’s equity interests in DanDrit Denmark for shares of common stock of DanDrit USA, the pro rata portion of the number of shares of common stock of DanDrit USA such Non-Consenting Shareholder would have been entitled to if such Non-Consenting Shareholder had consented to the Share Exchange, so that up to an aggregate of 6,000,000 shares of common stock of DanDrit USA may be issued in connection with the Share Exchange, including those shares of common stock issued to the DanDrit Consenting Holders at closing. Any remaining shares of common stock of DanDrit USA that have not been issued to the Dandrit Consenting Shareholders at the closing, or to the Non-Consenting Shareholders following the closing, shall be distributed pro rata among the shareholders of DanDrit Denmark that have received shares of common stock of DanDrit USA based on the number of shares of common stock of DanDrit USA issued to such holders in connection with the Share Exchange and the Share Exchange Agreement.

In accordance with the terms of the Share Exchange, DanDrit Denmark also agreed to pay up to an aggregate of $80,000, plus any accrued unpaid interest (the “Loan Amount”), representing the amounts payable by DanDrit USA to certain related parties, on or prior to the closing of at least $12 million in gross proceeds (the “Minimum Offering Amount”) raised by DanDrit USA following the closing of the Share Exchange (the “Offering”). In the event less than the Minimum Offering Amount is raised, the Loan Amount shall remain outstanding and shall be payable by DanDrit Denmark upon the one year anniversary of the earlier of the closing of the Offering or the termination of the Offering.

As a result of the Share Exchange, we changed our management and reconstituted our board of directors. As of the effective time of the Share Exchange, DanDrit USA’s sole officer and director, Samir Masri resigned, and N.E. Nielsen, Dr. Jacob Rosenberg, Dr. Eric Leire, Aldo Petersen and Robert E. Wolfe were elected by the board to serve as officers and directors of DanDrit USA.  In addition, as of the effective time of the Share Exchange, Dr. Eric Leire was appointed to serve as Chief Executive Officer and President and Mr. Wolfe was appointed to serve as Chief Financial Officer.

In addition, following the closing of the Share Exchange, the wholly owned subsidiary of DanDrit USA formed solely for the purposes of changing the company’s name, Dandrit Biotech USA, Inc., merged with and into DanDrit USA and the company adopted the name of its wholly owned subsidiary “DanDrit Biotech USA, Inc.” We filed a Certificate of Ownership and Merger with the Office of Secretary of State of Delaware on February 13, 2014.

As a result of the closing of the Share Exchange, DanDrit USA owns approximately 97% of the outstanding equity interests of DanDrit Denmark. Prior to the consummation of the Share Exchange, DanDrit USA was not engaged in any trade or business and DanDrit Denmark was engaged in developing what we believe will be the world’s first vaccine approved for the treatment of colorectal cancer.  Accordingly, following the Share Exchange, the business of DanDrit Denmark constitutes our only operations.

Effective upon the closing of the Share Exchange, as an inducement for DanDrit USA to consummate the transactions contemplated by the Share Exchange, DanDrit USA and its majority shareholder immediately prior to the closing, NLBDIT 2010 Services, LLC, agreed to cancel up to 4,400,000 shares of common stock of DanDrit USA, pursuant to the terms and conditions of a Cancellation Agreement, dated February 12, 2014 (the “Cancellation Agreement”).

APPROVAL OF DANDRIT BIOTECH USA, INC. 2013 EQUITY INCENTIVE PLAN

General

The Director and Sole Stockholder approved the DanDrit Biotech USA, Inc. 2014 Stock Incentive Plan (the “Plan”) by written consent on February 6, 2014, effective following the closing of the Share Exchange. As of February 6, 2014, no grants or awards have been made under the Plan. Unless sooner terminated by the Board or our stockholders, the Plan will expire 10 years from its date of effectiveness. Under our Plan, we may grant incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock awards to our employees, directors and consultants.

The purpose of the Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s stockholders. The Plan will be administered by a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. The Plan permits us to grant, for a ten-year period, stock options (both qualified or "incentive" options and non-qualified options), restricted stock awards, stock bonus awards and performance compensation awards, collectively referred to in this discussion as “awards”. The Plan administrator has the authority and discretion, subject to the provisions of the Plan, to select persons to whom awards will be granted; to determine the type of award each participant is to receive; to designate the number of shares to be covered by each award; to establish all terms and condition of each award; interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan; to establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Plan administrator shall deem appropriate for the proper administration of the Plan; to accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; and to make any other determination and take any other action that the Plan administrator deems necessary or desirable for the administration of the Plan. We have reserved 1,260,000 shares of our common stock for issuance to directors, employees and consultants under the Plan. A copy of the Plan is attached to this Information Statement as Appendix I.

The exercise price for stock options must be no less than the fair market value on the date of the grant, provided that in the case of incentive stock options granted to an employee who, at the time of the grant of such option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any affiliate, the exercise price per share shall not be less than 110% of the fair market value per share on the date of the grant. Options shall vest and become exercisable in such manner and on such date or dates determined by the Plan administrator, and shall expire after such period, not to exceed ten (10) years from the date of the grant, as may be determined by the Plan administrator; provided, however, that the option period shall not exceed five (5) years from the date of the grant in the case of an incentive stock option granted to a participant who on the date of the grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any affiliate.

The right to exercise an option (to the extent vested) in the event of a participant's death or disability will expire on the earlier of one year after the date of the participant’s termination or the expiration date under the terms of the option agreement. The right to exercise an option (to the extent that it is vested) in the event of the participant's involuntary termination or termination without cause will expire on the earlier of 90 days after the date of the date of termination or upon the expiration date under the terms of the option agreement. The right to exercise an option in the event of a termination of the participant for cause (or if the termination is voluntary after an event which would be grounds for termination) will expire as of the date of the participant’s termination. Unless otherwise provided in the option agreement, payment of the exercise price for an option shall be made in cash or a cash equivalent acceptable to the Plan administrator. With the consent of the Plan administrator, payment of all or part of the exercise price of an option may also be made (i) by surrendering shares of our common stock that have been held for at least six months prior to the date of exercise, (ii) if the common stock is traded on an established securities market, the Plan administrator may approve payment of the exercise price by a broker-dealer or by the option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the option holder’s written irrevocable instructions to deliver the common stock acquired upon exercise of the option to the broker-dealer, or (iii) any other method acceptable to the Plan administrator.

New Plan Benefits

The amounts of future grants under the Plan are not determinable as awards under the Plan will be granted at the sole discretion of the Board, our compensation committee once established, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Plan or the amount or types of any such awards.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:
Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Stock Appreciation Rights:	Stock appreciation rights will have similar tax consequences to nonstatutory stock options.

Stock Grants:
With respect to stock grants under the Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Restricted Stock Units:

The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

The amounts of future grants under the Plan are not determinable as awards under the Plan will be granted at the sole discretion of the Board, our compensation committee once established, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Plan or the amount or types of any such awards.

EXECUTIVE COMPENSATION

The following table sets forth the cash and other compensation paid by the Company to its sole officer and director prior to the Share Exchange, Samir N. Masri, during the period from January 18, 2011 (Inception) through February 12, 2014 (the date of the Share Exchange). This discussion does not include compensation of the executive officers and directors of DanDrit USA who became the executive officers and directors of the Company following the Share Exchange.

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Samir N. Masri (1) Former Chief Executive Officer, Chief Financial Officer, President, Secretary and Director	2013 2012 2011	None None None	None None None	None None None	None None None	None None None

(1)
Samir N. Masri was appointed to serve as Chief Executive Officer, Chief Financial Officer, President, Secretary and a director of the Company on January 18, 2011. He resigned as Chief Executive Officer, Chief Financial Officer, President, Secretary and a director effective February 12, 2014.

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s sole officer and director prior to the Share Exchange. The Company’s sole officer and director prior to the Share Exchange did not receive any cash or other compensation since inception. No compensation of any nature has been paid for services rendered by Mr. Masri in his capacity as a director of the Company.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees prior to the Share Exchange, other than the approval of the Plan.

Compensation Committee

We currently do not have a compensation committee. The Board intends to establish a compensation committee, which will operate under a charter to be approved by the Board.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2013, the Company did not have any equity compensation plans in effect. On February 6, 2014 the Director and Sole Stockholder of the Company as of such date approved the Plan, effective following the closing of the Share Exchange, as further described above in the “Description of the Share Exchange and Change in Control” section.

DESCRIPTION OF CAPITAL STOCK

The Company has authorized capital stock consisting of 110,000,000 shares, of which 100,000,000 will be designated as common stock, par value $0.0001 per share, and 10,000,000 shares will be designated as preferred stock, par value $0.0001 per share. As of the Record Date, we had 5,000,000 shares of our common stock outstanding held by two holders of record, and no shares of preferred stock outstanding. As of February 12, 2014, following the closing of the Share Exchange, we had 7,854,945 shares of our common stock outstanding held by 64 holders of record, and no shares of preferred stock outstanding.

NO DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to the Company’s stockholders on the Record Date under the DGCL, the Company’s certificate of incorporation or the Company’s bylaws in connection with the adoption of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of February 6, 2014 by (i) each of our current directors and named executive officers, (ii) all executive officers and directors as a group, and (iii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, subject to community property laws, where applicable. Percentage of ownership is based on 5,000,000 shares of common stock outstanding on February 6, 2014, prior to giving effect to the Share Exchange.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class
NLBDIT 2010 Services, LLC c/o Sunrise Securities Corp 600 Lexington Avenue, 23rd Floor New York, NY 10022	5,000,000		100%

The Nathan Low 2008 Irrevocable Trust c/o Sunrise Securities Corp. 600 Lexington Avenue, 23rd Floor New York, NY 10022	5,000,000	(1)	100%

Nathan A. Low c/o Sunrise Securities Corp. 600 Lexington Avenue, 23rd Floor New York, NY 10022	5,000,000	(2)	100%

Samir N. Masri (3) 175 Great Neck Rd Suite 403 Great Neck, NY 11021	0		0%

All Directors and Officers as a Group (1 individuals)		0	0%

(1)
Represents the 5,000,000 shares of Common Stock owned of record by NLBDIT 2010 Services, LLC (“NLBDIT Services”). The Nathan Low 2008 Irrevocable Trust (“Low Trust”) owns 100% of the outstanding membership interests of NLBDIT Services and may be deemed to beneficially own the shares of Common Stock held of record by NLBDIT Services.

(2)
Represents the 5,000,000 shares of Common Stock owned of record by NLBDIT Services and beneficially by the Low Trust. Nathan Low is the family trustee of the Low Trust and has voting and dispositive control over any securities owned of record or beneficially by the Low Trust, subject to the agreement of the independent trustee.

(3)	Samir N. Masri serves as Chief Executive Officer, Chief Financial Officer, President, Secretary and sole director of the Company.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director or executive officer or any associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from approval of the Plan that is not shared by all other stockholders pro-rata, and in accordance with their respective interests except that as determined by the Board, or the compensation committee of the Board once established, our executive officers and directors will be eligible to receive awards and grants under the Plan.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested that the Company include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. We do not contemplate that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons, and we will not reimburse them for their expenses incurred in connection therewith. Additional copies of this InfoUpdatermation Statement may be obtained at no charge by writing to us at: 175 Great Neck Road, Suite 403, Great Neck, NY 11021.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Exchange Act, a single copy of this Information Statement may be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of such stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports, information statements, proxy statements or notices of internet availability of proxy materials, to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports, information statements, proxy statements or notices of internet availability of proxy materials to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our Secretary DanDrit Biotech USA, Inc., P.O. Box 189, Randolph, Vermont 05060, or via telephone at (212)727-7085.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual, quarterly and current reports, registration statements and other documents with the SEC. These filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Appendix I

DANDRIT BIOTECH USA, INC. 2014 STOCK INCENTIVE PLAN

ADOPTED BY THE SOLE DIRECTOR: February 6, 2014
APPROVED BY THE SOLE STOCKHOLDER: February 6, 2014
EFFECTIVE DATE: March 9, 2014

DANDRIT BIOTECH USA, INC.
2014 EQUITY INCENTIVE PLAN

1.             Purpose.  The purpose of the DanDrit Biotech USA, Inc. 2014 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders, effective following the closing of the currently contemplated share exchange by and between the Company and DanDrit Biotech A/S.

2.             Definitions.  The following definitions shall be applicable throughout the Plan:

(a)          “Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company, including any Parent or Subsidiary.

(b)          “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Stock Bonus Award and Performance Compensation Award granted under the Plan.

(c)          “Award Agreement” means an agreement accepted by a Participant evidencing an Award under the Plan and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall decide.

(d)          “Board” means the Board of Directors of the Company.

(e)           “Cause” means (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any applicable document or policy between the Participant and the Company or an Affiliate or (ii) in the absence of any such document or policy (or the absence of any definition of “Cause” contained therein), (A) the Participant’s willful failure to perform his duties and responsibilities; (B) the Participant’s commission of any act of fraud, embezzlement, dishonesty or willful misconduct, (C) unauthorized use or disclosure by the Participant of any proprietary information of the Company or any Affiliate, or (D) Participant’s willful breach of any of his obligations under any agreement with the Company or any Affiliate.

(f)           “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)           An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities.

(ii)           Approval by the Board of any definitive agreement, the consummation of which would cause to occur:

(A)           A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B)           A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; or

(C)           An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to an Affiliate of the Company).

(g)          “Code” means the Internal Revenue Code of 1986, as amended, and any regulations (“Treasury Regulations”) promulgated and rulings issued thereunder.

(h)          “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(i)           “Common Shares” means the common stock, par value $0.0001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(j)           “Company” means Putnam Hills Corp. a Delaware corporation which shall change its name to “DanDrit Biotech USA, Inc.” following the closing of that certain contemplated share exchange with Dandrit BioTech A/S, a Delaware corporation.

(k)          “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l)           “Disability” means a “permanent and total” disability incurred by a Participant while in the employ of the Company or an Affiliate.  For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(m)         “Effective Date” means the date as of which the Plan is adopted by the Board, subject to Section 3 of the Plan.

(n)          “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(o)          “Eligible Person” means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates.

(p)          “Fair Market Value”, unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Shares (A) are listed on a national securities exchange or (B) are not listed on a national securities exchange, but are quoted by the OTC Markets Group, Inc. (www.otcmarkets.com) or any successor or alternative recognized over-the-counter market or another inter-dealer quotation system, on a last sale basis, the average selling price of the Common Shares reported on such national securities exchange or other inter-dealer quotation system, determined as the arithmetic mean of such selling prices over the thirty (30)-Business Day period preceding the Date of Grant, weighted based on the volume of trading of such Common Shares on each trading day during such period; or (ii) if the Common Shares are not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Shares.

(q)          “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code.

(r)          “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a withholding obligation of the Participant.

(s)          “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(t)           “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(u)          “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(v)          “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 5 of the Plan.

(w)         “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 10 of the Plan.

(x)          “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(y)           “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(z)          “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(aa)        “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(bb)        “Plan” means this DanDrit Biotech USA, Inc. 2014 Equity Incentive Plan, as amended from time to time.

(cc)        “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(dd)       “Restricted Stock” means Common Shares, subject to certain specified restrictions constituting “substantial risks of forfeiture” under Section 83 of the Code.

(ee)        “Securities Act” means the Securities Act of 1933, as amended, and any regulations promulgated or rulings issued thereunder.

(ff)         “Stock Bonus Award” means an Award granted under Section 9 of the Plan.

(gg)       “Subsidiary” means any “subsidiary corporation” (within the meaning of Section 424(f) of the Code) of the Company or an Affiliate.

3.             Effective Date; Duration.  The Plan shall be effective as of the Effective Date, but no Award shall be exercised or paid unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date the Plan is adopted by the Board.  The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.             Administration.

(a)           The Committee shall administer the Plan.  To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director.  However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.  The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)           Subject to the provisions of the Plan and applicable law, the Committee shall have the sole powers and authority, in its sole discretion, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)           The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d)           No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder.

5.             Grant of Awards; Shares Subject to the Plan; Limitations.

(a)           The Committee may, from time to time, grant Options, Restricted Stock, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b)           Subject to Sections 3, 11 and 12 of the Plan, the Committee is authorized to deliver under the Plan, Awards representing an aggregate of 1,206,000 Common Shares.

(c)           Common Shares underlying Awards under the Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under the Plan.

(d)           Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or any combination of the foregoing.

6.             Participation.  Participation shall be limited to Eligible Persons who have entered into an Award Agreement.

7.             Options.

(a)           Generally.  Each Option granted under the Plan shall be evidenced by an Award Agreement.  All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.   Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares, determined on the Date of Grant, with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options.  Incentive Stock Options shall be granted only to employees of the Company and its Affiliates.  In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code.  If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)           Exercise Price.  The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, as determined in accordance with Section 1.424-1(d)  of the Treasury Regulations, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant.

(c)           Vesting and Expiration.  Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, as determined in accordance with Section 1.424-1(d)  of the Treasury Regulations; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.  Unless otherwise provided by the Committee in an Award agreement:

(i)           an Option shall vest and become exercisable with respect to 100% of the Common Shares subject to such Option on the fourth (4th) anniversary of the Date of Grant;

(ii)           the vested and unvested portion of an Option shall immediately expire upon termination of employment or service of the Participant granted the Option for Cause or as a result of the resignation by the Participant; and

(iii)           the vested and unvested portion of an Option shall expire on the 90th day following the date of termination of employment or service of the Participant granted the Option for any other reason not set forth in 7(c)(ii) above, provided however, that in the event of termination of employment or service by reason of such Participant’s death or Disability, the vested portion of such Option shall remain exercisable for one year following such death or Disability, but not later than the expiration of the Option Period; but, provided however, that if such Option is an Incentive Stock Option, the vested portion of such Incentive Stock Option shall remain exercisable for three months following the death of the Participant, but not later than the expiration of the Option Period

(d)           Method of Exercise and Form of Payment.  Options that have become exercisable may be exercised by delivery of notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the Exercise Price.  The Exercise Price shall be payable (i) in cash, check (subject to collection), and/or Mature Shares valued at Fair Market Value at the time the Option is exercised, or; (ii) by such other method as the Committee may permit, including without limitation: (A) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (B) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised.  Any fractional Common Shares shall be settled in cash.

(e)           Notification upon Disqualifying Disposition of an Incentive Stock Option.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option.  A disqualifying disposition is any sale or other taxable disposition of such Common Shares before the later of (i) two years after the Date of Grant or (ii) one year after the date of exercise.

8.             Restricted Stock.

(a)           Generally.  Each grant of Restricted Stock shall be evidenced by an Award Agreement.  Each such grant shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)           Restricted Accounts; Escrow or Similar Arrangement.  Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement.

If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio.  Subject to the restrictions set forth in this Section 8 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable.  To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)           Vesting; Acceleration of Lapse of Restrictions.  Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period shall lapse with respect to 100% of the Restricted Stock on the third (3rd) anniversary of the Date of Grant; and (ii) the unvested portion of Restricted Stock shall terminate and be forfeited upon termination of employment or service of the Participant.

(d)             Delivery of Restricted Stock.  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement.  If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends.

9.             Stock Bonus Awards.  The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine.  Each Stock Bonus Award granted under the Plan shall be evidenced by an Award Agreement.  Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

10.           Performance Compensation Awards.

(a)           Generally.  The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b)           Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal, the kind and/or level of the Performance Goals that is to apply and the Performance Formula.  Within the first 90 calendar days of a Performance Period, the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c)           Performance Criteria.  The Performance Criteria that will be used to establish the Performance Goal shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee.  Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit of the Company and/or one or more Affiliates (or any combination thereof), as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.  To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d)           Modification of Performance Goal.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval.  The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events:  (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e)           Payment of Performance Compensation Awards.

(i)           Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)           Limitation.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii)           Certification.  Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula.  The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv)           Use of Negative Discretion.  In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.  The Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f)           Timing of Award Payments.  Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 10, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rule under Section 1.409A-1(b)(4) of the Treasury Regulations.  Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company's tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.

11.           Adjustments upon Changes in Capitalization, Merger and Certain Other Events.

(i)           Changes in Capitalization.  Subject to any action required under applicable law, the number of Common Shares covered by each outstanding Award, and the number of Common Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the Exercise Price covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Shares, or any other increase or decrease in the number of issued Common Shares effected without consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(ii)           Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company (other than pursuant to a plan of merger or reorganization), each outstanding Award will become exercisable within ten (10) days immediately prior to such dissolution or liquidation and all unexercised Awards will terminate upon such dissolution or liquidation, unless determined otherwise by the Committee.

(iii)           Effect of Change in Control.  Except to the extent otherwise provided in an Award Agreement or if otherwise determined by the Committee, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, with respect to all or any portion of a particular outstanding Award: (A) all of the then outstanding Options shall immediately vest and become immediately exercisable immediately prior to the Change in Control; (B) the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals); and (C) Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (x) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (y) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.  To the extent practicable, any actions taken by the Committee under this paragraph shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Shares subject to their Awards.

12.           Amendments and Termination.

(a)           Amendment and Termination of the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Person shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b)           Amendment of Award Agreements.  The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

13.           General.

(a)           Nontransferability; Trading Restrictions.

(i)           Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.  No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)           Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards to be transferred by a Participant, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved by the Committee in its sole discretion.

(iii)           The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(b)           Tax Withholding.

(i)           A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding and taxes.

(ii)           Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(c)           No Claim to Awards; No Rights to Continued Employment; Waiver.  No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for future grants.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.  Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board.  The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement.  By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(d)           International Participants.  With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(e)           Designation and Change of Beneficiary.  Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death.  A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee.  The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless actually received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.  If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his spouse or, if the Participant is unmarried at the time of death, his estate.  Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

(f)           No Rights as a Stockholder.  Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(g)           Government and Other Regulations.

(i)           The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under the Plan.

(ii)           The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable.

If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A of the Code, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate fair market value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price (in the case of an Option) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award).  Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(h)           Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(i)           Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(j)           Severability.  If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k)           Obligations Binding on Successors.  The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(l)           Code Section 162(m) Approval.  If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code.  Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(m)           Expenses; Gender; Titles and Headings.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.  Masculine pronouns and other words of masculine gender shall refer to both men and women.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(n)           Other Agreements.  Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(o)           Section 409A.  The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code.  The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code.  Notwithstanding anything in the Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations.  If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the twelve (12)-month period ending on the date of his termination of employment, and any Award hereunder subject to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment.

(p)            Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(q)           No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(r)           No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Parent or Subsidiary from taking any corporate action which is deemed by the Company or such Parent or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award issued under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Parent or Subsidiary as a result of such action.

(s)           Non-Exclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as modifying or rescinding any previously approved compensation plans or programs of the Company or any Subsidiary or creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

(t)           Plan Subject to Certificate of Incorporation and By-Laws. This Plan is subject to the Certificate of Incorporation and Bylaws of the Company, as they may be amended from time to time.

(u)           Compliance With Laws.  In no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, as amended, if applicable, or any other applicable law or the rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the company are listed or traded.

This Plan was approved by the Board of Directors on February 6, 2014.